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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  May 27, 1999
                                                  ------------
                                                  (May 26,1999)


                          WESTERN GAS RESOURCES, INC.
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            (Exact name of registrant as specified in its charter)



        Delaware                        1-10389                  84-1127613
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(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation)                        File Number)           Identification No.)



12200 N. Pecos Street               Denver, Colorado             80234-3439
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(Address of principal executive offices)                         (Zip Code)



                                (303) 452-5603
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             (Registrant's telephone number, including area code)


                                   No Changes
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        (Former name or former address, if changed since last report).
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ITEM 5. OTHER EVENTS

On May 26, 1999, the Company issued the following press release:

          May 26, 1999.  Western Gas Resources, Inc. ("Western Gas")(NYSE: WGR)
          -------------
announced today that it is privately offering approximately $150 million of Senior Subordinated Notes due 2009. Western Gas anticipates using the proceeds of the offering to repay existing indebtedness and pay related fees and expenses. The terms and timing of the offering have not been finalized. The securities being offered in the private offering will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United Sates without registration or an applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities referred to herein in any state in which such offer, solicitation or sale would be unlawful.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               WESTERN GAS RESOURCES, INC.
                               ---------------------------
                               (Registrant)


Date: May 27, 1999             By: /S/WILLIAM J. KRYSIAK
                                   ---------------------
                                   William J. Krysiak
                                   Vice President - Finance
                                   (Principal Financial and Accounting Officer)